Exhibit 10.20

                         SECOND AMENDMENT
                              TO THE
              HANNAFORD SAVINGS AND INVESTMENT PLAN

     The Hannaford Savings and Investment Plan, formerly named the Hannaford Northeast Savings and Investment Plan, was last amended and restated effective generally January 1, 1998. A Proposed First Amendment was submitted to the Internal Revenue Service on September 15, 1999. The Plan is hereby further amended in the following respects:

     1. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.

     2.   Section 3.1 is amended to read as follows:

          "3.1 DATE OF PARTICIPATION. Except as hereinafter provided, each Employee who is in the employ of an Employer on the Effective Date and who meets the requirements of Section 3.2 on or before November 30, 1997, shall be eligible to participate in the Plan as of the Effective Date. Each other Employee who thereafter meets the requirements of Section 3.2 shall be eligible to participate in the Plan as of the first day of the second month following the month in which he or she meets such requirements, provided he or she is still in the employ of an Employer on such date. Notwithstanding the foregoing provisions to the contrary, each Employee who was a participant in the Hannaford Southeast Savings and Investment Plan as of December 31, 1997, shall be eligible to participate in the Plan as of the Effective Date, provided he or she is still in the employ of an Employer on the Effective Date. Effective January 1, 2000, each Employee who was previously employed by Pic-n-Pay, Inc., shall be eligible to participate in the Plan as of the later of the closing date of the acquisition by the Company of Pic-n-Pay, Inc., or the first day of the second month following the month in which he or she meets the requirements of Section 3.2. For purposes of determining whether such Employee has completed a Year of Participation Service, his or her service with Pic-n-Pay shall be taken into account."

     3.   Section 7.2 is hereby deleted.

     4.   This Amendment shall be effective January 1, 2000.